[Mt. Troy Savings Bank letterhead]




February __, 2002

Dear Members and Friends:

         Mt. Troy Savings Bank has adopted a plan to convert from a federally chartered mutual financial institution to a federally chartered stock savings bank to be known as "Mt. Troy Bank." As part of the conversion, Mt. Troy Savings Bank has formed a holding company, Reserve Bancorp, Inc. Reserve Bancorp, Inc. will own all of the common stock of Mt. Troy Bank. Reserve Bancorp, Inc. is offering up to 603,750 shares of its common stock to customers of Mt. Troy Savings Bank at a subscription price of $10.00 per share.

         For your convenience this packet includes the following materials:

-    PROSPECTUS which describes the Offering;

-    BROCHURE which briefly answers questions about the conversion and offering;
     and

- STOCK ORDER FORM which must be returned with full payment if you wish to invest.

         If you would like to purchase Reserve Bancorp, Inc. stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the stock center as soon as possible at (412) ___-____.

         If you are a current member of Mt. Troy Savings Bank, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Mt. Troy Savings Bank take this important step by signing the enclosed proxy card(s) and casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope.

         We believe it is in the best interest of Mt. Troy Savings Bank to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the stock center at (412) ___-_____.

Sincerely,



Richard A. Sinewe
President

Enclosures


--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
--------------------------------------------------------------------------------

1.   Letter to Members and Friends (including Closed Accounts)

                       [Mt. Troy Savings Bank letterhead]




February __, 2002

Dear Prospective Investor:

         Mt. Troy Savings Bank is converting from a federal mutual savings bank to a federal stock savings bank to be known as "Mt. Troy Bank." As part of the conversion, Mt. Troy Savings Bank has formed a holding company, Reserve Bancorp, Inc. Reserve Bancorp, Inc. will own all of the common stock of Mt. Troy Bank. Reserve Bancorp, Inc., Inc. is offering to customers of Mt. Troy Savings Bank up to 603,750 shares of its common stock at a purchase price of $10.00 per share. Even if you are not currently a member of Mt. Troy Savings Bank, you may have the opportunity to purchase shares without paying a fee or commission. Members have priority rights to purchase shares in the Offering and no assurance can be given that your order will be filled.

         For your convenience, enclosed are the following materials:

-    PROSPECTUS which describes the Offering;

-    BROCHURE which briefly answers questions about the conversion and offering;
     and

- STOCK ORDER FORM which must be returned with full payment if you wish to invest.

         We encourage you to review this investment opportunity carefully. If you have any questions, please call our Stock Center at (412) ___-_____.

         We are pleased to offer you this opportunity to invest in Reserve Bancorp, Inc.

Sincerely,




Richard A. Sinewe
President

Enclosures


--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form, copies of which may be obtained by contacting the stock center. The common stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
--------------------------------------------------------------------------------

2.   Letter for branch package, Stock Center, non-members.

                         [TRIDENT SECURITIES LETTERHEAD]






February __, 2002

To Depositors and Friends of Mt. Troy Savings Bank:

         Trident Securities, a Division of McDonald Investments, Inc. is an NASD member broker/dealer assisting Mt. Troy Savings Bank in its conversion from a mutual to a stock organization to be known as Mt. Troy Bank.

         At the request of Mt. Troy Savings Bank and Reserve Bancorp, Inc., the proposed parent holding company of Mt. Troy Bank, we enclose certain materials regarding the sale and issuance of common stock in connection with the conversion of Mt. Troy Savings Bank. These materials include a prospectus which offers you the opportunity to subscribe to purchase shares of common stock of Reserve Bancorp, Inc.

         We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials. If you have any questions, please contact us at the Stock Center at (412) ___-_____.

                                               Very truly yours,


                                               TRIDENT SECURITIES, A DIVISION OF
                                               MCDONALD INVESTMENTS, INC.


Enclosures

--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form. The shares of common stock offered are not savings accounts or deposits and are not insured or guaranteed by the federal deposit insurance corporation or any other governmental agency.
--------------------------------------------------------------------------------

3. Trident Securities, Inc. Cover Letter to Agent Registration Blue-Sky States -

                       [Mt. Troy Savings Bank letterhead]




February __, 2002

Dear Member:

         Mt. Troy Savings Bank is converting from a federal mutual financial institution to a federal stock savings bank to be known as Mt. Troy Bank with the concurrent formation of a holding company, Reserve Bancorp, Inc.

         Enclosed you will find a proxy statement and prospectus describing the conversion and proxy card(s). As a current member of Mt. Troy Savings Bank, we ask you to participate in the conversion by reviewing the information provided and voting on the conversion by completing and mailing the enclosed proxy card(s) in the enclosed postage-paid envelope as soon as possible. The Board of Directors recommends that you vote in favor of the plan of conversion.

         Although you may vote on Mt. Troy Savings Bank's plan of conversion, Reserve Bancorp, Inc. unfortunately is unable to either offer or sell its common stock to you because (i) the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise; or (ii) the small number of eligible subscribers in your jurisdiction makes registration or qualification of Reserve Bancorp, Inc., its officers, directors, employees and persons acting on its behalf as broker/dealer in your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, neither this letter nor the enclosed material should be considered an offer to sell or a solicitation of an offer to buy the common stock of Reserve Bancorp, Inc.

         If you have any questions about your voting rights or the conversion in general, please call the stock center at (412) ___-_____.

Sincerely,



Richard A. Sinewe
President


Enclosures


--------------------------------------------------------------------------------
This letter is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the prospectus accompanied by a stock order form, copies of which may be obtained by contacting the stock center. The common Stock offered in the conversion is not a deposit or account and is not federally insured or guaranteed.
--------------------------------------------------------------------------------

4.   Letter to Members in Non-Offering States and Foreign Accounts - "Dark Blue
     Sky"

                       [Mt. Troy Savings Bank letterhead]


                                    IMPORTANT
                                 PROXY REMINDER

                              Mt. Troy Savings Bank




YOUR VOTE ON MT. TROY SAVINGS BANK'S STOCK CONVERSION IS VERY IMPORTANT.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR DEPOSIT ACCOUNT. YOUR ACCOUNT WILL CONTINUE TO BE INSURED UP TO THE MAXIMUM LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.
                                         ---

PLEASE  ACT  PROMPTLY!  SIGN YOUR PROXY  CARD(S)  AND MAIL OR DELIVER  THEM TO
                        -----------------------
 MT.  TROY  SAVINGS  BANK  TODAY.  WE RECOMMEND THAT YOU VOTE FOR THE PLAN OF
                                                              ---
 CONVERSION.

                                 The Board of Directors of Mt. Troy Savings Bank


================================================================================
              If you have already mailed your proxy card(s), please
                  accept our thanks and disregard this request.

                      For Further Information, Please Call
                                The Stock Center

                               at (412) ___-_____


--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

                       [BROCHURE TO ACCOMPANY PROSPECTUS]


                      Answers to Frequently Asked Questions
                         About Our Stock Conversion and
                          Your Opportunity to Invest in


                              Reserve Bancorp, Inc.








   THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF
      THE OFFERING OF COMMON STOCK OF RESERVE BANCORP, INC. THIS LITERATURE
            MAY NOT BE DISTRIBUTED WITHOUT A COPY OF THE PROSPECTUS.

            THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN
               OFFER TO BUY THE COMMON STOCK DESCRIBED HEREIN. THE
                    OFFERING IS MADE ONLY BY THE PROSPECTUS.

         You can be one of the initial stockholders of Reserve Bancorp, Inc., the proposed holding company of Mt. Troy Bank. Mt. Troy Savings Bank is "going public" as part of its conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank to be known as "Mt. Troy Bank," which will be wholly owned by the newly formed holding company, Reserve Bancorp, Inc. Now you have the opportunity to invest in Mt. Troy Bank by purchasing shares of stock of Reserve Bancorp, Inc. in the initial stock offering of Reserve Bancorp, Inc. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in Reserve Bancorp, Inc.

                              ABOUT THE TRANSACTION
                              ---------------------


1.   WHAT IS A CONVERSION?

Mt. Troy  Savings  Bank is now a federally  chartered  mutual  savings bank with directors who are elected by our members. After the conversion, we will be a stock savings bank owned by a holding company. Stockholders will own the holding company, Reserve Bancorp, Inc., and will have voting rights with respect to certain key business matters. Reserve Bancorp, Inc. is offering shares of its common stock, in a subscription offering, to certain depositors and tax-qualified employee plans of Mt. Troy Savings Bank and depending upon market conditions and the availability of shares, may offer shares to selected persons in a community offering and a public offering.

2.   WHAT IS RESERVE BANCORP, INC. AND WHY WAS IT FORMED?

Mt. Troy Savings Bank created Reserve Bancorp, Inc. specifically for the purpose of purchasing 100% ownership in Mt. Troy Bank. Reserve Bancorp, Inc. currently has no stockholders, but is offering shares of its common stock to certain depositors, tax-qualified employee plans of Mt. Troy Bank and depending upon market conditions and the availability of shares, may offer shares to selected persons in a community offering and a public offering. The additional capital provided through the offering of Reserve Bancorp, Inc. stock will support future banking activities and local expansion of the financial services currently offered through Mt. Troy Savings Bank. In addition, a financial institution holding company, such as Reserve Bancorp, Inc., may invest in assets and conduct business activities which are not permissible for the Bank.

3.   WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

The conversion and sale of stock will increase Mt. Troy Savings Bank's capital, enabling it to do many things, including possibly the following:

o        support its development of new financial products and services
o        enable it to expand its presence in its current market area
o        enhance its ability to compete with other financial institutions
o        facilitate its future access to the capital markets

Please review the Use of Proceeds section in the prospectus for the initial plans of Mt. Troy Bank and Reserve Bancorp, Inc. with respect to the capital to be raised in the conversion.

Investing in Reserve Bancorp, Inc. common stock entails certain risks. We can only offer the stock through a prospectus accompanied by a stock order form.
Please review the prospectus prior to making an investment decision, particularly the section entitled Risk Factors.

4.   WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN ACCOUNT?

No. The conversion will not affect the general terms of your savings account, which will continue to be insured by the FDIC to the maximum legal limit. We will not be converting your savings account to stock. The conversion will not affect the obligations of borrowers under their loan agreements.

5.   HOW DO I BENEFIT FROM THE CONVERSION?

    We will give eligible depositors the opportunity to subscribe or place an order to purchase stock in Reserve Bancorp, Inc. and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable Mt. Troy Savings Bank to provide expanded services to its customers and the community.


                             ABOUT PURCHASING STOCK
                             ----------------------


6.   WHO MAY PURCHASE STOCK?

     Reserve Bancorp, Inc. is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase Reserve Bancorp, Inc.'s common stock during the Subscription Offering.

     - Eligible Account Holders. Persons who had a savings deposit of at least $50 at Mt. Troy Savings Bank on September 30, 2000.

     -    Tax Qualified Employee Benefit Plans of Mt. Troy Bank.

     - Supplemental Eligible Account Holders. Persons who had a savings deposit of at least $50 at Mt. Troy Savings Bank on December 31, 2001.

     - Other Members. Depositors of Mt. Troy Savings Bank as of __________, 2002 and borrowers as of January 1, 1993 who continue as borrowers as of the close of business on __________, 2002.

     Reserve Bancorp, Inc. may, depending upon market conditions and the availability of shares, offer stock to certain persons in a community offering and a public offering.

7.   WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING OFFERED?

     An independent appraisal firm has determined the aggregate value of Reserve Bancorp, Inc. stock. Shares will be sold at a purchase price of $10.00 per share. We will offer up to 603,750 shares for sale. Under certain conditions, we may increase the offer to up to 694,313 shares. Some of these conditions include a change in market and financial conditions following commencement of the offering.

8.   WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

     Yes. All subscribers, including Mt. Troy Savings Bank's board of directors and management, will pay the same price during the offering.

9.   AM I OBLIGATED TO BUY STOCK?

     No. Depositors of Mt. Troy Savings Bank have a priority subscription right, but they are not required to buy any stock.

10.  HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

     Individuals cannot purchase more than 12,500 shares. Individuals acting in concert or groups of persons are subject to this limit. Individuals and their associates may not purchase more than 15,000 shares of stock in total in all categories of the subscription and community offering.

11.  WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

     The minimum purchase requirement is 25 shares.

12.  IS THE STOCK INSURED BY THE FDIC?

     No. Like any other common stock, Reserve Bancorp, Inc. stock will not be insured by the FDIC or any other governmental agency.

13.  IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY SHARES?

     We anticipate that the Reserve Bancorp, Inc. stock will be quoted and traded in the over the counter market on the OTC Electronic Bulletin Board, and if so, the trading symbol is expected to be "RESB." However, the development of an active trading market depends on the existence of willing buyers and sellers. Due to the small size of the offering, it is highly unlikely that an active trading market will develop and be maintained. You could have difficulty disposing of your shares and you should not view the shares as a short term investment. You may not be able to sell your shares at a price equal to or above the price you paid.

14.  WILL THERE BE ANY DIVIDENDS?

     Reserve Bancorp, Inc. anticipates the establishment of a policy to pay cash dividends. The timing, frequency and initial amount of dividends have not yet been determined. Dividends will be subject to the financial conditions and results of operations of Reserve Bancorp, Inc., Mt. Troy Bank's compliance with its capital requirements, tax considerations, industry standards and other factors.

15. HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

     Complete the stock order form as instructed. Indicate the number of shares you wish to purchase, multiply the number of shares subscribed for by $10.00 per share and enter the total amount. Total payment for purchases in the offering must accompany the order form and be received by Reserve Bancorp, Inc. prior to 12:00 noon, eastern time, on March __, 2002. You can pay for our stock as follows:

     Check or money order sent or delivered to Mt. Troy Savings Bank or the Stock Center. If payment is made by check or money order, interest will be earned at the passbook rate until the conversion is completed.

     Withdrawal of funds from any existing account of Mt. Troy Savings Bank in an amount equal to $10.00 per share times the number of shares ordered. We will waive any penalties for early withdrawal from an Mt. Troy Savings Bank account if the funds are used to purchase stock in the offering. Once we authorize the withdrawal of funds, you may not withdraw the designated amount unless the plan of conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the conversion.

     -Orders of $25,000 or more must be paid by Mt. Troy Savings Bank account withdrawals, certified funds, cashier's check, or money orders.

     -IRA purchases. If you wish to purchase shares of Reserve Bancorp, Inc. stock for an IRA account, either at Mt. Troy Savings Bank or elsewhere, we may be able to accommodate you. Please contact the stock center as soon as possible at (412) ___-____ so that we may assist you with the appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.

16.  MAY I CHANGE MY MIND?

     Once submitted, your executed stock order form cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.  ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

     No. No person may transfer or enter into any agreement to transfer his or her subscription rights issued under the plan of conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the conversion and may be subject to governmental sanctions.


                          ABOUT MEMBERS' VOTING RIGHTS
                          ----------------------------


18.  WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

     Depositors of Mt. Troy Savings Bank at December 31, 2000 who continue to be depositors at the date of the special meeting of members are eligible to vote.

19.  HOW IS THE NUMBER OF VOTES DETERMINED?

     Each deposit account holder can cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holders deposit accounts on December 31, 2000. The maximum number of votes per person is 1,000.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE STOCK?

     No. Signing the proxy card and voting for the conversion in no way obligates you to purchase any Reserve Bancorp, Inc. stock. All members are urged to vote for the conversion.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

21.  WHAT HAPPENS IF I DON'T VOTE?

     Failing to vote is equivalent to voting against the plan of conversion. YOUR VOTE IS EXTREMELY IMPORTANT! Please sign and mail your proxy card(s) now.

22.  MAY I COME TO THE SPECIAL MEETING AND VOTE?

     Yes. However, we encourage you to send a proxy card(s) to Mt. Troy Savings Bank prior to the meeting even if you plan to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.  I RECEIVED MORE THAN ONE PROXY CARD. CAN I VOTE THEM ALL?

     Yes. Please vote ALL the proxy cards you receive. You may have more than one account in different registrations. While some accounts have been consolidated, it is not permissible to consolidate all accounts.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

     No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

25.  IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL MEETINGS?

     No. After the conversion, only stockholders will have voting rights. However, the operations of Mt. Troy Savings Bank and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.  HOW MAY I GET MORE INFORMATION?

     We hope that these questions and answers, combined with the prospectus and the proxy statement, will help you better understand the conversion and the stock offering. We urge you to carefully review the prospectus and proxy statement before making an investment or voting decision. If you desire further information, please contact the stock center at:

                            Telephone: (412) ___-____




--------------------------------------------------------------------------------
THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------